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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 18, 2003
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                           AUTHENTIDATE HOLDING CORP.
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               (Exact name of Registrant as specified in charter)


       Delaware                     0-20190                     14-1673067
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(State or other jurisdic-         (Commission                  (IRS Employer
 tion of incorporation)           File Number)               Identification No.)


       2165 Technology Drive, Schenectady, New York                   12308
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         (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code  (518) 346-7799
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

         Authentidate Holding Corp. ("AHC") acquired all the outstanding stock of its subsidiary, Trac Medical Solutions, Inc. previously held by four other shareholders. Prior to the acquisition, AHC owned 85.8% of the oustanding stock of Trac Medical Solutions. As a result of the acquisition, AHC now owns 100% of Trac Medical Solutions.

         Pursuant to the Stock Purchase Agreement dated as of March 13, 2003, AHC issued an aggregate of 130,000 shares of its common stock to the sellers, and also issued 20,000 options to purchase shares of common stock at an exercise price equal to the closing price of AHC's common stock as of the closing date of the transaction. In addition, the sellers may receive, up to an aggregate amount of 75,000 additional shares of common stock of AHC in the event that Trac Medical Solutions achieves certain performance targets during this calendar year.

         In addition, the sellers agreed to place an aggregate of 52,000 shares of the AHC Common Stock issued to them into a six month escrow to provide for potential breaches of representations and warranties contained in the Stock Purchase Agreement regarding the financial condition and operations of Trac Medical Solutions.

         The parties completed the transaction effective on March 18, 2003. The acquisition does not have a material effect upon the financial condition of AHC.

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired.     None.

(b)      Pro Forma Financial Information.     None.

(c)      Exhibits.    None.




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                                    SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2002                             AUTHENTIDATE HOLDING CORP.
                                                  (Registrant)

                                                  By /s/ Dennis H. Bunt
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                                                  Dennis H. Bunt
                                                  Chief Financial Officer